HARSCO CORPORATION
COMPUTATION OF FULLY DILUTED NET INCOME PER COMMON SHARE
(dollars in thousands except per share)


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
                                                                        YEARS ENDED
                                      __________________________________________________________________________
                                            1994            1993            1992            1991            1990
                                      __________      __________      __________      __________      __________
Net income                            $   86,553      $   87,618      $   84,332      $   76,543      $   72,504
                                      __________      __________      __________      __________      __________
                                      __________      __________      __________      __________      __________

Average shares of common stock
  outstanding used to compute
  primary earnings per common
  share                               25,114,874      25,036,893      25,966,755      26,278,384      26,217,027

Additional common shares to be
  issued assuming exercise of
  stock options, net of shares
  assumed reacquired                     105,388         149,408         198,220         118,208          28,355
                                      __________      __________      __________      __________      __________

Shares used to compute dilutive
  effect of stock options             25,220,262      25,186,301      26,164,975      26,396,592      26,245,382
                                      __________      __________      __________      __________      __________
                                      __________      __________      __________      __________      __________

Fully diluted net income per
  common share                          $   3.43        $   3.48        $   3.22        $   2.90        $   2.76
                                        ________        ________        ________        ________        ________
                                        ________        ________        ________        ________        ________

Net income per common share
  as reported in report to
  shareholders                          $   3.45        $   3.50        $   3.25        $   2.91        $   2.77
                                        ________        ________        ________        ________        ________
                                        ________        ________        ________        ________        ________
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